UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 8-K

———————

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

———————

Bright Mountain Acquisition Corporation

(Exact name of registrant as specified in its charter)

———————

Florida	000-54887	27-2977890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6400 Congress Avenue, Suite 2250, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

561-998-2440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 1, 2014, Mr. Charles H. Lichtman was elected as a member of our Board of Directors effective October 15, 2014. For more than the past ten years he has been a partner at the law firm of Berger Singerman in its Fort Lauderdale, Florida office. Mr. Lichtman’s practice focuses on complex commercial litigation and trial practice. He has significant experience in large fraud, corporate shareholder, finance and receivership/trustee cases of all types and he is admitted to practice before the U.S. Supreme Court. Mr. Lichtman received an A.B. Double Major with honors from Indiana University and Juris Doctorate from DePaul University, College of Law.

We expect to grant Mr. Lichtman options under our 2013 Equity Compensation Plan as compensation for his services to us as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bright Mountain Acquisition Corporation

Date: October 8, 2014	By:	/s/ W. Kip Speyer
W. Kip Speyer, Chief Executive Officer